Exhibit 10.2

TIVO, INC.
2008 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT
TiVo Inc., a Delaware corporation, (the “Company”), pursuant to its 2008 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), the number of shares of the Company’s common stock, par value $0.01, set forth below (the “Shares”). These Shares are subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Award Agreement”) (including without limitation the Restrictions on the Shares set forth in the Restricted Stock Award Agreement) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Award Agreement.
Grant Recipient:    «First_Name» «Last_Name»
Grant Number:    «NUM»
Date of Grant:    «Date»
Number of Shares Subject to Grant:    «Shares_Granted»
Price (Per Share):    «Price»
Expiration Date:    «Expiration_Date_Period_1»
Vesting Schedule: «Insert Vesting Schedule»

By clicking on the Acceptance button below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Award Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Award Agreement, the Plan and this Grant Notice in their entirety and fully understands all provisions of this Grant Notice, the Restricted Stock Award Agreement and the Plan. Additionally, by clicking on the Acceptance button below, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy and has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable, each of which is attached to this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator, as defined in the Restricted Stock Award Agreement, upon any questions arising under the Plan or relating to the Shares.
By:
Signature
Title: President & CEO
Date: «Award_Date»

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EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT
Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, TiVo, Inc., a Delaware corporation (the “Company”) has granted to Participant the right to purchase the number of shares of Restricted Stock under the 2008 Equity Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.
ARTICLE I.
GENERAL
1.1         Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)    “Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the Plan in accordance with Article 13 of the Plan; provided that if Participant is an Independent Director, “Administrator” shall mean the Board.
(b)    “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, without limitation. The Administrator, or chief executive officer of the Company, in that party’s absolute discretion, shall determine the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.
(c)    “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.
(d)    “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, without limitation. The Administrator, or chief executive officer of the Company, in that party’s absolute discretion, shall determine the question of whether a particular leave of absence constitutes a Termination of Employment.
(e)    “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
GRANT OF RESTRICTED STOCK
2.1 Grant of Restricted Stock.
(a)Award. In consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiary, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Stock subject to the Award (as defined below), as of the Grant Date, the Company issues to the Participant the Award described in this Agreement (the “Award”). The number of shares of Restricted Stock (the “Shares”) subject to the Award is set forth in the Grant Notice. The Participant is an Employee, Director or Consultant of the Company or any Subsidiary of the Company.
(b)Purchase Price; Book Entry Form. The purchase price of the Shares is set forth on the Grant Notice. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2(d) hereof, the Company shall cause certificates representing the Shares to be issued to the Participant; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d) hereof.
(c)Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or shall have been removed and the Shares shall thereby have become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BY AND BETWEEN TIVO, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”
(d)Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until all of the Restrictions imposed pursuant to this Agreement lapse or shall have been removed; in such event the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.
(e)Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 16.3 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.
2.2 Restrictions.

a.Forfeiture. Any Award that is not vested as of the date of Participant’s Termination of Services shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.3 hereof and the exposure to forfeiture set forth in this Section 2.2(a).
b.Vesting and Lapse of Restrictions. Subject to Sections 2.2(a) and 2.2(c) hereof, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice.
c.Acceleration of Vesting. Notwithstanding Sections 2.2(a) and 2.2(b) hereof, pursuant to Section 12.2 of the Plan, if a Change in Control occurs and the Award is not converted, assumed, or replaced by a successor entity, then all forfeiture restrictions on the Award shall lapse for a Participant whose Continuous Service has not terminated.
d.Tax Withholding. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b) hereof, no new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares or the lapse or removal of the Restrictions. Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:
i.Cash;
ii.Shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or
iii.Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale).
The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Share in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the Award or the issuance of Shares hereunder.
e.Conditions to Delivery of Stock. Subject to Section 2.1 hereof, the Shares deliverable under this Award may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:
(i)    The admission of such Shares to listing on all stock exchanges on which the Stock is then listed;
(ii)    The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(iii)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(iv)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax; and
(v)    The lapse of such reasonable period of time following the grant of this Award as the Administrator may from time to time establish for reasons of administrative convenience.
2.3 Rights as Stockholder. Subject to the other terms and restrictions set forth herein, including but not limited to the restriction on the right to transfer such Award prior to vesting and the lapse of any Restrictions, the holder of the Award shall have the rights and privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares. Any such dividends shall be paid as and when the Shares vest.

ARTICLE III.
OTHER PROVISIONS
3.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.

Neither the Administrator nor any member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Award.
3.2     Adjustments Upon Specified Events. The Administrator may accelerate the vesting of this Award and the lapse of the Restrictions in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 12 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments the Administrator deems appropriate including, without limitation, the number of Shares then outstanding. The Participant acknowledges that the Award is subject to modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.
3.3     Restricted Stock Not Transferable. No Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.3 notwithstanding, with the consent of the Administrator, the Shares may be transferred to certain persons or entities related to Participant, including but not limited to members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.
3.4    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s address last reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.7    Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.8    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.9    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of the Participant.
3.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12    Tax Withholding and Section 83(b) Election. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. Participant understands that Section 83(a) of the Internal Revenue Code taxes as ordinary income the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares at the time the Restrictions on such Shares lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date. In the event Participant files an 83(b) Election, Participant shall provide the Company a copy thereof prior to the expiration of such 30 day period. Participant understands that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares as of the Grant Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete. Participant further acknowledges that the Company is not responsible for filing the Participant’s 83(b) Election, and the Company has directed Participant to seek independent advice regarding the applicable provisions of the INTERNAL REVENUE Code, the income tax laws of any municipality, state or foreign country in which Participant may reside, and the tax consequences of Participant’s death.
PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING PARTICIPANT’S 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED SHARES.
PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES AND PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3.13    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
3.14    Effect of Written Modifying Agreements. Notwithstanding any other provision of the Plan or this Agreement, if Participant is party to any written agreement between Participant and the Company executed prior to, concurrent with, or subsequent to this Agreement, including but not limited to, an employment agreement or change in control agreement (“Modifying Agreement”), and such Modifying Agreement purports to supersede the vesting, timing or distribution provisions of this Agreement, then the Modifying Agreement shall supersede the terms and conditions of this Agreement with respect to such vesting, timing or distribution provisions.
3.15    Entire Agreement. Subject to Section 3.14 of this Agreement, the Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.